                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                             KOPPLE & GOTTLIEB, LLP
                  EACH OF THE MEMBERS OF KOPPLE & GOTTLIEB, LLP
                           KG BUSINESS SERVICES, INC.
                                       AND
                      COLONIAL DIRECT FINANCIAL GROUP, INC.








                                 JANUARY 1, 2000



                                TABLE OF CONTENTS
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
                                                                                                                   PAGE
  ARTICLE I - PURCHASE AND SALE; CONSIDERATION
          1.1 Purchase and Sale of the Included Assets .............................................................1
          1.2 Assumption of Included Liabilities ...................................................................2
          1.3 Purchase Price .......................................................................................2
          1.4 Allocation of Consideration Paid .....................................................................2
          1.5 Bill of Sale; Assignment and Assumption Agreement ....................................................2
          1.6 Included Assets and Included Liabilities Not Transferred at the Closing ..............................3
          1.7 Excluded Assets and Liabilities ......................................................................3

  ARTICLE II - CERTAIN RELATED AGREEMENTS
          2.1 Administrative Services Agreement ....................................................................3
          2.2 Separate Practice Agreement ..........................................................................3
          2.3 Restrictive Covenants ................................................................................3
          2.4 Related Agreements Defined ...........................................................................4

  ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER
          3.1 Organization, Etc ....................................................................................4
          3.2 Interests in the Seller ..............................................................................4
          3.3 Subsidiaries and Identified Affiliates ...............................................................4
          3.4 Authorization; Enforceability ........................................................................5
          3.5 No Violation .........................................................................................5
          3.6 Governmental Authorities; Licensure ..................................................................6
          3.7 Financial Statements .................................................................................6
          3.8 No Undisclosed Liabilities ...........................................................................6
          3.9 Absence of Certain Changes Subsequent to October 31, 1998 ............................................7
          3.10 Contracts ...........................................................................................7
          3.11 True and Complete Copies ............................................................................8
          3.12 Title and Related Matters ...........................................................................8
          3.13 Litigation ..........................................................................................9
          3.14 Tax Matters ........................................................................................10
          3.15 Compliance with Law ................................................................................11
          3.16 ERISA and Related Employee Benefit Matters .........................................................12
          3.17 Insurance ..........................................................................................14
          3.18 Capital Expenditures ...............................................................................14
          3.19 Dealings with Affiliates ...........................................................................14
          3.20 Competition ........................................................................................15
          3.21 Bank Accounts ......................................................................................15
          3.22 Compensation .......................................................................................15
          3.23 Clients ............................................................................................15

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
          3.24 Intellectual Property ..............................................................................15
          3.25 Outside Financial Interests ........................................................................16
          3.26 Guarantees .........................................................................................16
          3.27 Books and Records ..................................................................................16
          3.28 Indebtedness to and from Partners, Officers, Directors and others ..................................16
          3.29 Seller's Files .....................................................................................17
          3.30 Year 2000 Compliance ...............................................................................17
          3.31 Consultants, Brokers and Finders ...................................................................17
          3.32 Affiliate and Network Relationships ................................................................17
          3.33 Peer Review.........................................................................................17
          3.34 Disclosure..........................................................................................17

  ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER
          4.1 Corporate Organization ..............................................................................18
          4.2 Authorization; Enforceability .......................................................................18
          4.3 No Violation ........................................................................................18
          4.4 Governmental Authorities ............................................................................18
          4.5 Consultants, Brokers and Finders ....................................................................18

  ARTICLE V CERTAIN PRECLOSING COVENANTS OF THE SELLER
          5.1 Operation of the Business ...........................................................................18
          5.2 Preservation of Business ............................................................................20
          5.3 Insurance and Maintenance of Property ...............................................................20
          5.4 Full Access .........................................................................................20
          5.5 Books, Records and Financial Statements .............................................................20
          5.7 Tax Matters .........................................................................................21
          5.8 Releases Regarding Liens on Included Assets .........................................................21
          5.9 Seller's Release ....................................................................................22
          5.10 Excluded Liabilities ...............................................................................22
          5.11 Notification .......................................................................................22
          5.12 No Negotiation .....................................................................................22
          5.13 No Amendments ......................................................................................22
          5.14 Employment Agreements ..............................................................................22

  ARTICLE VI CERTAIN OTHER COVENANTS OF THE SELLER
          6.1 Further Assurances ..................................................................................22
          6.2 Confidentiality .....................................................................................22
          6.3 Ownership of Assets .................................................................................23
          6.4 Licensure of the Seller; Compliance with Laws .......................................................23



                                       ii

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
  ARTICLE VII COVENANTS OF THE BUYER
          7.1 Confidentiality .....................................................................................23
          7.2 Further Assurances ..................................................................................23
          7.3 Benefit Plans .......................................................................................23

  ARTICLE VII OTHER AGREEMENTS
          8.1 Agreement to Defend .................................................................................24
          8.2 Adverse Regulatory Action ...........................................................................24
          8.3 Media Relations .....................................................................................24
          8.4 Income Tax Reporting ................................................................................24

  ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF THE BUYER
          9.1 Representations and Warranties; Performance .........................................................25
          9.2 General Consents and Approvals ......................................................................25
          9.3 Licensure in the Jurisdictions ......................................................................25
          9.4 Lease Consents ......................................................................................25
          9.5 Indebtedness ........................................................................................25
          9.6 No Adverse Change ...................................................................................25
          9.7 No Proceeding or Litigation .........................................................................25
          9.8 No Restrictions .....................................................................................25
          9.9 Consents ............................................................................................25
          9.10 Documents ..........................................................................................26
          9.11 Seller Closing Deliveries ..........................................................................26
          9.12 Due Diligence ......................................................................................26
          9.13 Regulatory Analysis ................................................................................26

  ARTICLE X CONDITIONS TO THE OBLIGATIONS OF THE SELLER
          10.1 Representations and Warranties; Performance ........................................................26
          10.2 No Proceeding or Litigation ........................................................................26
          10.3 Buyer Closing Deliveries ...........................................................................27
          10.4 General Consents and Approvals .....................................................................27
          10.5 Lease Consents .....................................................................................27
          10.6 Consents ...........................................................................................27
          10.7 Documents ..........................................................................................27

  ARTICLE XI THE BUYER'S CLOSING DELIVERIES
          11.1 Purchase Price .....................................................................................27
          11.2 Documents to the Seller ............................................................................27

  ARTICLE XII THE SELLERS' CLOSING DELIVERIES .....................................................................28

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                                       iii


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
  ARTICLE XIII CLOSING; TERMINATION
          13.1 Closing ............................................................................................28
          13.2 Termination ........................................................................................28

  ARTICLE XIV INDEMNIFICATION
          14.1 Indemnification by the Seller ......................................................................29

  ARTICLE XV MISCELLANEOUS PROVISIONS
          15.1 Amendment and Modification .........................................................................30
          15.2 Waiver of Compliance; Consents .....................................................................30
          15.3 Expenses ...........................................................................................30
          15.4 Investigations; Survival of Representations, Warranties and Indemnification Obligations ............30
          15.5 Notices ............................................................................................30
          15.6 Definition of Laws and the Seller's Knowledge ......................................................31
          15.7 Assignment .........................................................................................31
          15.8 Counterparts .......................................................................................32
          15.9 Neutral Interpretation .............................................................................32
          15.10 Headings ..........................................................................................32
          15.11 Governing Law .....................................................................................32
          15.12 Entire Agreement ..................................................................................32


LIST OF SCHEDULES

Included Assets
Included Liabilities
Excluded Assets/Liabilities
Jurisdictions
Membership Interests/Obligations
Subsidiaries/Affiliates
Consents/Authorizations
Violations
Licensure
Financial Statements
Undisclosed Liabilities
Subsequent Changes
Contracts
Permitted Liens
Tax Matters
Compliance with Laws
Benefit Plans
Insurance
Capital Expenditures/Commitments

Contracts with Affiliates
Competition
Bank Accounts
Compensation for Members and Employees
Intellectual Property
Outside Interests
Guarantees
Indebtedness to Members
Records/Files Not Provided to Buyer
Accounting Firm Affiliates
Peer Review
Buyer's Qualifications to do Business



LIST OF EXHIBITS


Bill of Sale
Assignment and Assumption Agreement
Administrative Services Agreement
Separate Practices Agreement
Sellers' Release
Form of Employment Agreement
Sellers' Certificate
Buyer's Certificate
Buyer's Counsel Opinion
Sellers' Counsel Opinion

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 1, 2000, is made by and among KOPPLE & GOTTLIEB, LLP (the "Seller"), a Pennsylvania limited liability partnership, EACH OF THE MEMBERS OF SELLER (the "Seller's Members"), KG BUSINESS SERVICES, INC., a Pennsylvania corporation (the "Buyer") and COLONIAL DIRECT FINANCIAL GROUP, INC., a Delaware corporation ("CDFG").

                                    RECITALS

         WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, certain assets of the Seller, the Seller desires to assign to the Buyer, and the Buyer desires to assume, certain liabilities of the Seller, and the parties desire to enter into certain other arrangements, pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual premises and the covenants, representations and warranties herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                        PURCHASE AND SALE; CONSIDERATION

         1.1 Purchase and Sale of the Included Assets. Subject to the terms and conditions contained herein, at the Closing (as defined below) and in the manner herein provided, the Seller shall sell, convey, transfer and deliver to the Buyer, free and clear of all Liens (as defined below) except Permitted Liens (as defined below), all right, title and interest of the Seller in and to all of the assets of the Seller which are used or are useful in the operation of the businesses of the Seller as conducted on the Closing Date (as defined in Section 13.1) excluding only (a) those assets identified on Schedule 1.1 hereto, which Schedule shall include, without limitation, cash and cash equivalents of the Seller, (b) those business records, working papers, and any agreements or engagements of the Seller to the extent they relate to the performance of public accounting services which the Buyer is not permitted to perform (because it is not a licensed and/or certified public accounting firm or otherwise) pursuant to applicable laws and regulations of, or enforced by (i) the United States Securities and Exchange Commission (the "SEC") or (ii) state accountancy boards or agencies having competent jurisdiction in locations where the Seller maintains offices or performs such services ("Public Accounting Services"); and
(c) client relationships to the extent they exclusively relate to the provision of Public Accounting Services. The assets identified on Schedule 1.7 are sometimes referred to herein as the "Excluded Assets." The assets identified on
Schedule 1.1 being sold to the Buyer hereunder are sometimes referred to herein as the "Included Assets."

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         1.2 Assumption of Included Liabilities.

             (a) Subject to the terms and conditions contained herein, at the Closing, the Seller shall assign and transfer to the Buyer and the Buyer shall assume only those liabilities identified on Schedule 1.2 (the "Included Liabilities").

             (b) The Buyer shall not, and does not assume or agree to, become liable for or successor to any liabilities other than the Included Liabilities. Any and all other obligations of the Seller, or any Member whether known or unknown, liquidated or unliquidated, accrued or contingent, asserted or unasserted or due or not due, which are not Included Liabilities and thus specifically assumed by the Buyer herein (collectively, the "Excluded Liabilities"), shall be and remain the sole obligations and liabilities of the Seller, and/or such Member(s), as the case may be, and the Buyer shall not be obligated in any respect therefor. The Seller hereby indemnifies and holds harmless the Buver from and against any and all Damages relating to or arising from Excluded Liabilities.

         1.3 Purchase Price. Subject to the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties of the Seller herein contained, and in consideration of the sale, conveyance, transfer and delivery of the Included Assets and other premises provided for in this Agreement, the Buyer agrees to pay to the Seller an aggregate purchase price as set forth in this Section 1.3 (the "Purchase Price"), as follows:

             (a) Purchase Price. The aggregate amount of One Million Five Hundred Thousand and No/l00 Dollars ($1,500,000), payable in the form of 166,667 shares of the Common Stock of CDFG, representing 4.17 percent of the issued and outstanding shares of the Common Stock of CDFG as of the date hereof, and which will represent not less than
          3.15 percent of the issued and outstanding shares of the Common Stock of CDFG after the completion of an Initial Public Offering,

             (b) Manner of Making Payment. The Buyer and CDFG shall deliver the Purchase Price at the Closing.

         1.4 Allocation of Consideration Paid. For purposes of the parties' respective financial accounting and tax reporting:

             (a) The payment of the Purchase Price, plus any Included Liabilities, shall be allocated specifically to the sale of fixed assets and other tangible property to the extent of the book value of such fixed assets and other tangible property (other than accounts receivable and work in process), with any remainder allocated to the sale of intangible assets.

         1.5 Bill of Sale; Assignment and Assumption Agreement. In connection with the purchase and sale of the Included Assets and assumption of the Included Liabilities, the Seller shall provide to the Buyer a Bill of Sale, substantially in the form attached hereto as Exhibit 1.5(a), and the Seller shall enter into with the Buyer an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 1.5(b).

         1.6 Included Assets and Included Liabilities Not Transferred at the Closing. In the event that an assignment or transfer of any contract, obligation or instrument which is either an Included Asset or an Included Liability could cause a breach thereof and if any required consent to such assignment or transfer has not been obtained by the Closing Date, then at the Buyer's election and in its sole discretion, such contract, obligation or instrument shall not be then assigned or transferred, but the Seller shall act as agent or representative for the Buyer, at the request and pursuant to the instructions of the Buyer, in order to obtain for the Buyer the rights and benefits under such obligation or instrument, to the extent permitted by applicable law and until a valid and permitted assignment or transfer to the Buyer (or the Buyer's nominee) after the Closing Date (if so elected by the Buyer in its sole discretion) has been made.

         1.7 Excluded Assets and Liabilities. It is expressly understood and agreed that the following (collectively, the "Excluded Assets"), as detailed in
Schedule 1.7, are specifically excepted from the assets being transferred to Buyer pursuant to the terms and conditions hereof:

             (a) all cash and cash equivalents generated by or arising out of the operation of Seller as of the Closing Date, including but not limited to all cash in bank accounts and petty cash;

             (b) all accounts receivable and notes receivable generated by or arising out of operation of Seller before the Closing Date, including but not limited to, all unbilled work in progress due and owing before the Closing Date; and

             (c) all bank debt and loans or promissory notes between the Seller and/or any of its Members and any bank or other lending institution, existing as of the Closing Date.

                           CERTAIN RELATED AGREEMENTS

         2.1 Administrative Services Agreement. At the Closing, the Seller and the Buyer shall execute and deliver an Administrative Services Agreement substantially in the form attached hereto as Exhibit 2.1 (the "Administrative Services Agreement").

         2.2 Separate Practice Agreement. At the Closing, the Seller and the Buyer shall execute and deliver a Separate Practice Agreement substantially in the form attached hereto as Exhibit 2.2 (the Operations Agreement").

         2.3 Restrictive Covenants. The Seller acknowledges and agrees that in exchange for the consideration paid to the Seller pursuant to this Agreement, the Seller agrees to certain restrictive

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covenants, including but not limited to non-competition and non-solicitation covenants which restrictive covenants are set forth in the various agreements.

         2.4 Related Agreements Defined. For purposes of this Agreement, "Related Agreements", shall mean the Assignment and Assumption Agreement, Employment Agreements, Administrative Services Agreement and the Separate Practices Agreement.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as follows, each of which representations and warranties is true and correct on the date hereof.

         3.1 Organization, Etc. The Seller is a Pennsylvania limited liability partnership, duly organized, validly existing and in good standing under the laws of the State of Pennsylvania with all requisite legal power and authority to carry on its business as it is now being conducted and to own, operate and lease its respective properties and assets. Schedule 3.1 lists each of the jurisdictions in which the Seller maintains an office or is otherwise required to be licensed or authorized as a limited liability partnership (the "Jurisdictions"). The Seller has provided the Buyer complete and correct copies of its (a) Articles of Limited Liability Partnership, (b) Seller Membership Agreement, and (c) certificates of authority and public accounting licenses for the Jurisdictions, each as amended to date.

         The Seller has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its businesses as now being conducted (without giving effect to the Acquisition). Specifically, but not by way of limitation, the Seller is appropriately licensed, as required, as a certified public accounting firm in the State of Pennsylvania and each of the other Jurisdictions. The Jurisdictions are the only states where the Seller is required to obtain a license to practice Public Accounting Services due to the operations of the Seller as of the Closing Date, except for de minimis exceptions where the aggregate effect of such exceptions does not breach any other representation or warranty herein.

         3.2 Interests in the Seller. The persons who own any interest in the Seller and their designation (Equity Member, Member or principals) and respective percentage interests (equity, income and voting) (each a "Member" and collectively the "Members") are as set forth on Schedule 3.2. The retired members and terminated members to whom the Seller still owes any payment obligations, and a description (including amounts, if applicable) of such obligations, are as set forth on Schedule 3.2 (the "Retired Member Obligations"). No person or entity other than the Members owns any equity, investment, ownership or similar interest of any kind in the Seller.

         3.3 Subsidiaries and Identified Affiliates. Except as set forth on
Schedule 3.3, the Seller does not currently have, nor since January 1, 1996 has the Seller had, any:

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             (a) subsidiaries (wholly-owned or otherwise);

             (b) Identified Affiliates (as defined below);

             (c) equity or financial investments in any other entity or business operation (except as represented by accounts receivable arising in the ordinary course of business and investments of excess cash in certificates of deposit, money market accounts or marketable securities).

         The term "Identified Affiliate" shall mean any corporation, company, partnership, trusts or other entity in which the Seller or, to the Seller's Knowledge, any Member is a controlling person, as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, but not including those entities which (i) are not, and are not affiliated with, clients, vendors or suppliers of the Seller, (ii) represent personal estate planning devices, such as trusts or partnerships, of a Member in passive investments, or (iii) are not, and not affiliated with firms or companies engaged in the accounting profession or the business of financial services, mortgage lending or brokerage, or tax return preparation.

         3.4 Authorization; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Seller. To the Seller's Knowledge, each Member has duly, competently and validly executed and delivered this Agreement, intending to be bound thereby. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications are attached as Schedule 3.4 hereto and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked in whole or in part. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, and otherwise, the Seller (and to the Seller's Knowledge, the Members) have full authority to enter into and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by the Buyer, this Agreement is the legal, valid and binding obligation of the Seller (and to the Seller's Knowledge, the Members), and is enforceable against the Seller (and to the Seller's Knowledge, the Members) according to its terms, except to the extent that (i) its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such proceeding may be brought and (iii) restrictions of public policy apply.

         3.5 No Violation. Except as set forth on Schedule 3.5, the Seller (and, to the Seller's Knowledge, the Members) are not subject to or obligated under any (i) agreement, article or certificate of incorporation or organization, bylaw, partnership agreement, operating agreement, (ii) Law (as defined in Section 15.7), or (iii) agreement, instrument, license, franchise or permit, which could be breached or violated in any respect material thereto by the execution, delivery and performance by the Seller (or to the Seller's Knowledge, by any Member) of this Agreement or of any agreement referred to herein. Neither the execution, delivery, nor performance of this Agreement or of any agreement referred to herein will violate or result in a breach of any Contract (as defined below), agreement, instrument, license, franchise, obligation or permit by which the Seller
(or, to the Seller's Knowledge, any Member) is bound.

         3.6 Governmental Authorities; Licensure. To the Seller's Knowledge, neither the Seller, nor, to the Seller's Knowledge, any Member is required to submit any notice, report or other filing with, or obtain any consent, approval or authorization from, any governmental or regulatory authority, including but not limited to the authority which licenses public accountants in any of the Jurisdictions, in connection with the execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby. The Seller and, to the Seller's Knowledge, each Member and any employee of the Seller who is required by Law to obtain and maintain a public accounting license in any of the Jurisdictions has obtained a license in each Jurisdiction where same is required, which license is in full force and effect. A copy of each such license issued to the Seller and to each such Member or employee has been made available to the Buyer. Except as set forth on Schedule 3.6, neither the Seller, any Member nor any employee of the Seller is subject to any restrictions on the scope of practice imposed by the SEC or any governmental, regulatory or self-regulatory authority.

         3.7 Financial Statements. Except as set forth on Schedule 3.7, the Seller has provided the Buyer complete and accurate copies of the Seller's statements of financial position as of December 31 for each of the years 1997 and 1998 and statements of income, cash flows and partner's equity for the fiscal years 1997 and 1998, and statements of financial position as of July 31, 1999 and statements of income, cash flows and partner's equity for the three (3) months then ended (collectively, the "Financial Statements"). The Financial Statements have not been audited. Except as set forth on Schedule 3.7, the Financial Statements fairly present the financial position of the Seller as of the respective dates thereof, and the results of operations for the periods therein referred to, all in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein). The statement of financial position of the Seller as of December 31, 1998, is referred to as the "Balance Sheet." July 31, 1999, is referred to as the "Financial Statement Date."

         3.8 No Undisclosed Liabilities. To the Seller's Knowledge, it has no liabilities, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise of a nature or amount that should be reflected in the Financial Statements or a balance sheet prepared at the Closing Date in accordance with GAAP consistently applied. To the Seller's knowledge there is no basis for any claim against the Seller for any such liability except for liabilities (a) properly reflected or reserved against in the Balance Sheet,
(b) set forth on Schedule 3.8, or (c) incurred in the ordinary course of business consistent with past practices since the Financial Statement Date, none of which such liabilities, individually or in the aggregate, has or would likely have an adverse effect upon the assets, business, prospects, condition (financial or otherwise), earnings or operations of the business of the Seller greater than Fifty Thousand Dollars ($50,000).

         3.9 Absence of Certain Changes Subsequent to July 31, 1999. Except as set forth on Schedule 3.9, since the Financial Statement Date there has not been any (a) adverse change (amounting to or involving more than Fifty Thousand Dollars ($50,000) in aggregate with other changes) in the business, prospects, condition (financial or otherwise), earnings or operations of the Seller's business; (b) damage, destruction or loss, whether covered by insurance or not, adversely affecting the Seller's properties comprising Included Assets or necessary for the conduct of the Seller's business; (c) increase in the compensation payable or to become payable by the Seller to its directors, officers, employees, Affiliates or any Partner or any adoption of, or increase in, any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such individual other than changes in the ordinary course of business consistent with past practice and not material to the item changed; (d) entry by the Seller into any commitment or transaction, including, without limitation, any borrowing or capital expenditure other than in accordance with Schedule 3.19; (e) change by the Seller in accounting methods, practices or principles; (f) to the Seller's Knowledge, adoption of any Law, statute, rule, regulation or order which adversely affects or would likely adversely affect the Seller; (g) termination or waiver of any rights of value to the business of the Seller, not including accounts receivable compromised by the Seller consistent with its ordinary course of business and which do not, in the aggregate, constitute a material portion of the accounts receivable of the Seller; (h) other transaction or event other than in the ordinary course of the Seller's business; (i) transaction or conduct of a material or significant nature or amount inconsistent with the Seller's past business practices; (j) adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trusts, fund or arrangement for the benefit of employees except for the termination of such plans which are provided for in this Agreement; or
(k) agreement or understanding made or entered into to do any of the foregoing. The term "Affiliate" shall mean (i) any Identified Affiliate, (ii) each partner, principal, manager, officer and Significant Employee of the Seller, (iii) the respective Family Members of each person identified in clause (ii). The term "Significant Employee" shall mean any employee of the Seller who has annual salary and bonus compensation (or partner draws) in excess of One Hundred Thousand Dollars ($100,000). The term "Family Member" shall include the parents, siblings, spouses and children of the person identified, whether such relationship arises by blood, adoption or marriage.


         3.10 Contracts. Schedule 3.10 identifies (including the type of agreement, parties and effective date) all Contracts (as defined below) to which the Seller is a party. Schedules 3.10(a), (b), (c), and (d) are true and complete copies of the form of the Seller's engagement letters for audit, review, business valuations and consulting, respectively. The term "Contracts" shall mean all oral (which shall be summarized on Schedule 3.10) and written (i) contracts, agreements, agency agreements, loan agreements, mortgages, indentures, deeds of Trusts, guarantees, binding commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements to the extent that the Seller's obligations or benefits exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period or to the extent that the term of such contract extends for more than twelve (12) months past the Closing and (ii) all contracts material to the operation of the business of the Seller. The Seller is not in default or alleged to be in default under any Contract nor is the Seller aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, could constitute a default under any Contract. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the Seller and, to the Seller's Knowledge, the other parties thereto in accordance with their terms, and neither this execution, delivery and performance of this Agreement nor the Acquisition will violate any of the provisions of the Contracts.


         3.11 True and Complete Copies. Copies of all agreements, Contracts and documents delivered and to be delivered hereunder by the Seller or received by the Buyer as part of the Buyer's due diligence are and will be true and complete copies of such agreements, Contracts and documents. All written summaries of oral Contracts are and will be true and complete.


         3.12 Title and Related Matters.

                  (a) General. Except as set forth on Schedule 3.12, the Seller has good and marketable title to all of the Included Assets (for which one can have good and marketable title) free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, charges or encumbrances of any kind or character (collectively "Liens") except for liens securing Included Liabilities to the extent such liens are so identified on Schedule 3.12 ("Permitted Liens"). The Seller owns or leases, directly or indirectly, all of the Included Assets, and is a party to all licenses and other agreements presently used to carry on the business or operations of the Seller as presently conducted. To the Seller's Knowledge, no Partner owns all or any portion of any asset, tangible or intangible, which is (i) used in the operations of the Seller or the Trusts and (ii) of a type which is owned generally in the industry by the accounting firm and not the individual Partner.

                  (b) Real Property.

                           (i) The Seller does not own any interest in any land,
                  buildings or improvements, except as described on Schedule
                  3.12.

                           (ii) The Seller is not a tenant under any lease(s) of
                  real property used by the Seller except as described on
                  Schedule 3.12. With respect to the leased real property described on Schedule 3.12 and except as set forth on Schedule 3.12: (A) all such leases are in full force and effect and constitute valid and binding obligations of the Seller and, to the Seller's Knowledge, the other parties thereto; (B) there have not been and there currently are not any defaults thereunder by the Seller; (C) there have not been (within the past twelve months) nor are there currently any defaults thereunder by any lessor thereof, (D) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) could constitute a default thereunder entitling the lessor to terminate the lease or modify the terms thereof, and
                  (E) neither the execution, delivery and performance of this Agreement nor the Acquisition will violate any provisions of such leases under the current rentals and other current terms thereof ((A) through (E) are hereinafter collectively referred to as "Lease Restrictions").

                           (iii) Except as shown on Schedule 3.12, each parcel
                  of real property, building, structure and improvement, leased or otherwise utilized pursuant to easement, license, profit, covenant or similar agreement or right by the Seller (collectively, the "Premises") conforms in all material respects to all applicable Laws, including zoning regulations, none of which prohibits the use of such properties, buildings, structures or improvements, for the purposes for which they are now utilized. The Premises are in good condition and working order, reasonable wear and tear excepted, are adequate for their intended purposes and to the Seller's Knowledge have no structural or other substantial deficiencies.

                  (c) Personal Property. The personal property of the Seller included in the Included Assets is in the aggregate is in good condition and working order, and each individual item of personal property is in good condition and working order, reasonable wear and tear excepted. Except as set forth on Schedule 3.12 and with respect to office equipment leased in the ordinary course, none of the personal property is subject to any (i) contracts of sale or lease; or (ii) Liens of any kind or character, except for Permitted Liens. Except as set forth on Schedule 3.12, there are no Lease Restrictions with respect to the personal property leased by the Seller.

                  (d) No Disposition of Assets. There has not been since the Financial Statement Date any sale, lease, license or any other acquisition, disposition or distribution by the Seller of any of its assets or properties or any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices of the Seller or as otherwise consented to by the Buyer.

         3.13 Litigation. Except as previously provided by the Seller to the Buyer, there is no suit, action, claim, investigation or proceeding pending for which service of process or other written notice has been made or, to the Seller's Knowledge, threatened or otherwise pending against the Seller or any Member which could adversely affect (in an amount greater than One Hundred Thousand Dollars ($100,000)) the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of the Seller, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Seller or, to the Seller's Knowledge, any Member having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect. There is no suit, action, claim or proceeding now pending for which service of process or other written notice has been made or, to the Seller's Knowledge, threatened or otherwise pending, before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body involving the Seller or, to the Seller's Knowledge, any Member which could prevent or delay the consummation of the transactions contemplated by this Agreement. The document entitled "Litigation" previously provided by the Seller to the Buyer contains a complete list of all suits, claims, actions, investigations and proceedings (including those settled or otherwise resolved) filed or otherwise asserted in writing against the Seller or, to the Seller's Knowledge, any Member since January 1, 1997 before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

         3.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 3.14, the Seller shall be deemed to include any predecessor of the Seller or any person or entity from which the Seller incurs a liability for Taxes as a result of any transferee liability.

                  (a) For the past five (5) years, except as provided in
         Schedule 3.14, the Seller has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns are or were due. All Taxes shown as due and payable on such returns have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All known taxes of the Seller not yet due and payable have been fully accrued on the books of the Seller. Accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 3.7 are adequate, and there are no unpaid assessments for additional Taxes (greater than $100,000) for any period (nor is there any basis therefor).

                  (b) The Seller is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes.

                  (c) Except as provided in Schedule 3.14, for the past five (5) years, the Seller has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

                  (d) Except as described in Schedule 3.14, for the past five
         (5) years no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Seller by any federal, state, local or foreign taxing authority. Schedule 3.14 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the Seller (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against the Seller in connection with any existing audits or proceedings.

                  (e) Except as set forth on Schedule 3.14, for the past five
         (5) years the Seller has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, except for normal extensions of time within which to file the Seller's returns, and no power of attorney granted by the Seller with respect to any Taxes is currently in force.

                  (f) Except as set forth on Schedule 3.14, the Seller has not entered into any closing or other agreement with any taxing authority which affects any taxable year of the Seller ending after the Closing Date. The Seller is not a party to any tax sharing agreement or similar arrangement now in effect for the sharing of tax liabilities or benefits.

                  (g) The Seller has not agreed to nor is it required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to the Seller any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Seller does not have an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

         3.15 Compliance with Law. Except as set forth on Schedule 3.15, neither the Seller nor, to the Seller's Knowledge, any Member is currently failing to comply (in all respects material thereto) with any applicable Laws relating to the operation of the business of the Seller except for such noncompliance which does not involve any of the following: (i) any criminal incarceration, penalty or fine, (ii) any injunction, cease and desist order, restraining order, revocation of license or qualification; (iii) any equitable remedy or enforcement that limits the business conduct of the

Seller or a Partner; or (iii) civil fine, lien, penalty or judgment greater than, in the aggregate for all noncompliance, One Hundred Thousand Dollars ($100,000). In particular, but without limiting the generality of the foregoing, the Seller and, to the Seller's Knowledge, each Member are in compliance with all applicable Laws and licensing requirements (in all material respects thereto) relating in any way to the conduct of their business, anti-competitive practices, price fixing, to health and safety, environmental, employment or discrimination matters. There are no proceedings of record and no proceedings are pending in either case for which service of process or written notice has been made on the Seller or, to the knowledge of the Seller, any Member, or to the Seller's Knowledge, otherwise pending or threatened, nor has the Seller or, the Seller's Knowledge, any Member received any notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

          3.16 ERISA and Related Employee Benefit Matters.

                  (a) Welfare Benefit Plans. Schedule 3.16 lists each "employee welfare benefit plan" (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the Seller or to which the Seller contributes or is required to contribute, including any multi-employer plan ("Welfare Benefit Plan"), lists all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three
         (3) years for each Welfare Benefit Plan and sets forth as of the most recent valuation date (i) the amount of any liability of the Seller for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by the Seller with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii) with respect to any Welfare Benefit Plan to which Code Section 505 applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing, Schedule 3.16 discloses any obligations of the Seller to provide retiree health benefits to current or former employees of the Seller.

                  (b) Pension Benefit Plans. Schedule 3.16 lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the Seller or to which the Seller contributes or is required to contribute, including any multi-employer plan ("Pension Benefit Plan") and lists all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three (3) years for each Pension Benefit Plan. All costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA, Schedule 3.16 sets forth as of the valuation date
         (A) the amount of any liability of the Seller for any contributions due with respect to such Pension Benefit Plan, and (B) the amount of any contribution paid and to be paid, stated separately, by the Seller with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur.

                  (c) Compliance with Applicable Law. Each of the Welfare Benefit Plans, Pension Benefit Plan, any related Trusts agreements, annuity contracts, and other funding instruments, comply with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. The Seller has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. Each Pension Benefit Plan is qualified in form and operation under Code Section 401(a). No event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code Section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Code Section 511.

                  (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code or Section 406 of ERISA) for which no exemption exists under
         Section 408 of ERISA or Section 4975(d) of the Code.

                  (e) Title IV Plans. There is no Pension Benefit Plan which is subject to the provisions of Title IV of ERISA in which the Seller (for purposes of this Section the Seller shall include each trade or business, whether or not incorporated, which is a member of a group of which the Seller is a member and which is under common control within the meaning of Code Section 414 and the regulations thereunder) participates or has participated.

                  (f) Other Employee Benefit Plans and Agreements. Schedule 3.16 lists each fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement or employment agreement not terminable on 30 days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on Schedule 3.16 that is maintained by the Seller or to which the Seller contributes or is required to contribute, together with a list of all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three (3) years for each such plan. Schedule 3.16 also contains a complete list of all employees of the Seller and the amount of vacation pay currently accrued to each such employee.

                  (g) Continuation Coverage Requirements for Health Plans. All group health plans of the Seller (including any plans of Affiliates of the Seller that must be taken into account under Code Section 4980B) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA. The Seller shall remain solely responsible for compliance with Section 4980B of the Code and Title I, Part 6 of ERISA for all group health plans of the Seller.


                  (h) Valid Obligations. All Welfare Benefit Plans, Pension Benefit Plans, related Trusts agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in Subsection (f) of this Section are legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified on Schedule 3.16, none of the rights of the Seller thereunder will be impaired by the consummation of the transactions contemplated by this Agreement without the consent or agreement of any other party other than consents and agreements specifically listed on Schedule 3.16.

                  (i) Severance; Non-Deductible Payments. Except as set forth on
         Schedule 3.16, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee of the Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) except as provided on Schedule 3.16, accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in
         Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         3.17 Insurance. Schedule 3.17 lists all of the Seller's existing insurance policies, the premiums therefor, and the coverage and term of each policy. Such policies and the amount of coverage and the risks insured are, in the aggregate, reasonably sufficient to protect and insure the Seller against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated, and will remain in full force and effect up to and through the Closing Date, unless otherwise agreed to by the parties.

         3.18 Capital Expenditures. The Seller has outstanding commitments for capital expenditures as set forth on Schedule 3.18, which Schedule also includes a schedule of substantially all monies disbursed on account of capital expenditures made by the Seller between the Financial Statement Date and the date hereof.

         3.19 Dealings with Affiliates. Schedule 3.19 sets forth a complete list (including the parties) and a detailed summary in the case of an oral Contract, of all oral or written Contracts, arrangements or other agreements between the Seller and any Affiliate at any time from January 1, 1997, to the date hereof.

         3.20 Competition. Except as set forth on Schedule 3.20, neither the Seller nor, to the Seller's Knowledge, any Member is a party to any agreement, Contract or covenant limiting the Seller or such Member from competing in any line of business or with any person or other entity in any geographic area.

         3.21 Bank Accounts. Schedule 3.21 is a list of all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Seller and the names of the persons having access thereto.

         3.22 Compensation. Schedule 3.22 lists the job title and total remuneration (including without limitation, salary, commissions and bonuses) for each Member and for each officer, manager, principal, director, employee, consultant, agent or independent contractor of the Seller (i) as of the Financial Statement Date and (ii) as of the most recent practicable date.

         3.23 Clients. The Seller has previously furnished to the Buyer a complete and accurate listing setting forth the identity of the clients of the Seller, except for clients for which the Seller performs solely attest work, whose names will not, for confidentiality reasons, be disclosed or identified to Buyer, (i) generating annual billings of at least Fifty Thousand Dollars ($50,000) during the period from January 1997, through the Financial Statement Date, or (ii) reasonably expected to generate such level of billings for the calendar year 1999, and with respect to such clients, the nature of the engagement for each client and whether services are being provided to such client at the date hereof.

         3.24 Intellectual Property.

                  (a) Schedule 3.24 contains a true, complete and accurate list of all the Intellectual Property (as hereinafter defined) owned by or licensed to the Seller. Schedule 3.24 accurately identifies, where appropriate, one or more of the following for each item of the Intellectual Property: filing date, issue date, classification of invention or goods covered, country of origin, licensor, license date and licensed subject matter. Schedule 3.24 contains a complete and accurate list of all property and licenses and other rights granted by or to the Seller to or from any third party with respect to any item of the Intellectual Property, other than licenses associated with sales of products to customers in the ordinary course of business.

                  (b) (i) The Intellectual Property is valid and encompasses all proprietary rights necessary for the operation of the Seller's business as presently conducted or proposed to be conducted (in each case free and clear of all Liens except Permitted Liens); (ii) the Seller has good and lawful title to all of its Intellectual Property (where such title is possible); (iii) the Seller has taken all actions necessary to maintain and protect its Intellectual Property; (iv) the owners of the Intellectual Property licensed to the Seller have, to the Seller's Knowledge, taken all actions necessary or desirable to maintain and protect the Intellectual Property subject to such licenses; (v) there has been no claim made against the Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging the Seller's right to use or ownership of any of the Intellectual Property, and to the Seller's Knowledge there are no grounds for any such claim or challenge; (vi) to the Seller's Knowledge, there is no infringement or misappropriation of any of the Intellectual Property or of any facts raising a possibility of infringement or misappropriation; (vii) subject to obtaining the consents referenced on Schedule 3.5 or
         Schedule 3.6, the conduct of the business of the Seller has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other person or entity; (viii) no loss of any of the Intellectual Property is pending or to the Seller's Knowledge, threatened or reasonably foreseeable; and
         (ix) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

                  (c) For purposes of this Agreement, "Intellectual Property" shall mean all of the following (in whatever form or medium) which are owned by or licensed to the Seller: (i) patents, trademarks, service marks and copyrights and (ii) applications for patents and for registration of trademarks, service marks and copyrights.

         3.25 Outside Financial Interests. Except as set forth on Schedule 3.25, to the Seller's Knowledge, no Member, director or officer of the Seller has any direct or indirect financial interest in any competitor with, or supplier or customer of, the Seller; provided, however, that for this purpose ownership of corporate securities having no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market, shall not be deemed to be such a financial interest, provided that such Member, director or officer has no other connection or relationship with such competitor, supplier or customer.

         3.26 Guarantees. Except as set forth on Schedule 3.26, the Seller is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser of checks received and deposited in the ordinary course of business.

         3.27 Books and Records. The books of account and other partnership or corporate records, if any, delivered by the Seller to the Buyer at Closing are true, complete and accurate, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected on the Financial Statements, to the extent appropriate.

         3.28 Indebtedness to and from Members, Officers, Directors and Others. Except as set forth on Schedule 3.28, (a) the Seller is not indebted to any Member, director, officer, employee, agent or independent contractor of the Seller except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Seller, and (b) no partner, director, officer, employee, agent or independent contractor of the Seller is indebted to the Seller, except for advances for ordinary business expenses on a current basis consistent with the past practices of the Seller.

         3.29 Seller's Files. To the extent consistent with Laws, the Buyer and its representatives have been given access to all books, records and files relating to the Seller (other than files and workpapers relating to the Public Accounting Services or which contain information the disclosure to the Buyer of which is prohibited by the terms of a binding client agreement, applicable law, or applicable accounting rules and regulations) and its business, property rights, assets and liabilities. Schedule 3.29 identifies any records, etc. to which the Buyer has not been given access and the reasons therefor.

         3.30 Year 2000 Compliance. The Seller has performed a good faith assessment of the extent to which the Seller is Year 2000 Compliant, and the Seller has disclosed to the Buyer such assessment. For the Seller to be Year 2000 Compliant future expenditures shall not be greater than Twenty-Five Thousand Dollars ($25,000).

         3.31 Consultants, Brokers and Finders. Neither the Seller nor, to the Seller's Knowledge, any Member has retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement to whom or which any commission is payable by any party to this Agreement.

         3.32 Affiliate and Network Relationships. Attached hereto as Schedule
3.32 is a list of the name, address, phone number and contact person for each accounting, consulting or other firm with which the Seller has an affiliate or "network" relationship. A copy of the form(s) of agreement evidencing such relationship has/have been provided by the Seller to the Buyer.

         3.33 Peer Review. Attached hereto as Schedule 3.33 is a true and correct copy of the most recent peer review prepared by Margolis & Company, P.C. Any suggestions contained in any of such reports for changes in practices or methods of the Seller or, to the Seller's Knowledge, any Member are being complied with by the Seller and the Member.

         3.34 Disclosure. No representation or warranty made by the Seller or, to the Seller's Knowledge, any Member in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Buyer, by or on behalf of the Seller or any Member in connection with any of the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby makes the following representations and warranties to the Seller.

         4.1 Corporate Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. The Buyer is qualified to do business as a foreign corporation in the states detailed in Schedule 4.1. Certified copies of the Buyer's Certificate of Incorporation, Bylaws, and certificate of qualification as a foreign corporation have been provided to the Seller. The Buyer has all federal, state, local or foreign licenses, permits or other approvals by any governmental entity for the performance by the Buyer of its obligations hereunder.

         4.2 Authorization; Enforceability. The Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations thereunder. Assuming the due execution and delivery hereof by the Seller, this Agreement is the legal, valid and binding obligation of the Buyer and is enforceable against the Buyer, according to its terms, except to the extent that
(i) its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, and (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such proceeding may be brought and (iii) restrictions of public policy apply.

         4.3 No Violation. The Buyer is not subject to or obligated under (i) its Certificate of Incorporation, Bylaws, or any agreement or instrument, or any license, franchise or permit or (ii) to the knowledge of the Buyer, any Law that would be breached or violated by the execution, delivery or performance of this Agreement (provided, however, that no representations or warranties are made with respect to the effect or implementation of any SEC, AICPA, ISB, or state public accounting regulatory provision, regulation or Law).

         4.4 Governmental Authorities. Except for the foreign qualification referred to in Section 4.1 above, and any foreign qualifications which may be required in any other of the Jurisdictions, the Buyer is not required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with the Buyer's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.5 Consultants, Brokers and Finders. The Buyer has not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement to whom or which any commission is payable by any party to this Agreement.

                   CERTAIN PRECLOSING COVENANTS OF THE SELLER

         The Seller covenants and agrees with the Buyer that, from and after the date of this Agreement and until the Closing Date, the Seller will conduct the business of the Seller in the ordinary course and subject to the following provisions and limitations:

         5.1. Operation of the Business. Without the prior written consent of the Buyer, the Seller will not:

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                  (a) grant any increase in the rate of pay of any Member or any of its employees, in an amount greater than ten (10% percent), grant any increase in the salaries of any Partner, officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent except, however, (i) the ordinary profit distributions payable to Members consistent with past practice and (ii) ordinary merit increases not unusual in character or amount made in the ordinary course of the business to employees who are not Members;

                  (b) enter into any employment contract (except for renewals or extensions of existing contracts, or new employment contracts involving wage or member compensation less than One Hundred Fifty Thousand Dollars ($150,000) per annum. provided the term of such contract is not longer than 1 year) or collective bargaining agreement;

                  (c) enter into any contract or commitment or engage in any transaction which is not in the ordinary course of the business or which is inconsistent with past practices;

                  (d) sell or dispose of or encumber any assets outside of the Seller's ordinary course of business;

                  (e) make, or enter into any contract for, any capital expenditure or enter into any lease of capital equipment or real estate, except for leasing of photocopiers and telephone systems used in the ordinary course of business, provided, Buyer will notify Seller in writing in advance of any such leasing commitment;

                  (f) enter into any contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the ordinary course of the business or otherwise (other than contracts for providing services), involving more than Twenty Five Thousand Dollars ($25,000) or enter into any series of such contracts with one party or affiliated group of parties involving more than Twenty Five Thousand Dollars ($25,000) in the aggregate;

                  (g) create, assume, incur or guarantee any indebtedness other than (i) in the ordinary course of the business and with a maturity date of less than one year or (ii) incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant hereto;

                  (h) make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;



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                  (i) make any amendments to or changes in its organization
         documents or agreements;

                  (j) perform any act, or attempt to do any act, or permit any act or omission to act, which could cause a breach of any contract, commitment or obligation to which the Seller is a party; or

                  (k) take any action which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.


         5.2. Preservation of Business. The Seller shall utilize its best efforts to carry on the business diligently and substantially in the same manner as heretofore conducted and shall use its best efforts to keep its business organizations intact, including its present employees and present relationships with suppliers, clients and customers and others having business relations with the Seller.

         5.3. Insurance and Maintenance of Property. The Seller shall keep in full force and effect insurance covering the Included Assets and the Seller's business not less in amount and coverage than that now maintained by the Seller but in no event less than prudent industry standards and will operate, maintain and repair all of such property in a careful, prudent and efficient manner.

         5.4. Full Access. Representatives of the Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records, personnel and documents of the Seller. Such examination and investigation by the Buyer, and any discovery of facts resulting therefrom, shall not affect the warranties and representations of the Seller contained in this Agreement.

         5.5. Books, Records and Financial Statements. The Seller shall prepare its financial statements in accordance with GAAP consistently applied, and on a basis consistent with the past practices of the Seller. Said financial statements shall fairly and accurately reflect the operations of the business. The Seller shall furnish to the Buyer promptly, as available, monthly financial statements and operating reports applicable to the Seller, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the financial position and results of operations of the Seller at the dates and for the periods indicated.

         5.6. Other Governmental Filings. The Seller will cooperate with the Buyer in making, as soon as practicable following the execution hereof, all filings required by any government agency in connection with the transactions contemplated by this Agreement. All information provided by the Seller in connection with such filings will be true, accurate and complete and will comply with all applicable Laws.




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